THE CHARLES SCHWAB CORPORATION
                               1992 STOCK INCENTIVE PLAN

                          NONSTATUTORY STOCK OPTION AGREEMENT



                       THIS AGREEMENT, entered into as of September 16,
             1992 between THE CHARLES SCHWAB CORPORATION, a Delaware corporation (the "Company"), and Charles Schwab (the
             "Optionee").


                                  W I T N E S S E T H:

                       WHEREAS, the Board has adopted and the stockholders
             of the Company have approved The Charles Schwab Corporation 1992 Stock Incentive Plan (the "Plan") in order to provide selected Key Employees and Non-Employee Directors with an opportunity to acquire Common Shares; and

                       WHEREAS, the Committee has determined that the
             Optionee is a Key Employee and that it would be in the best interests of the Company and its stockholders to grant the stock option described in this Agreement (the "Option") to the Optionee as an inducement to enter into or remain in the service of the Company or its subsidiaries and as an incentive for extraordinary efforts during such service:


                  NOW, THEREFORE, it is agreed as follows:


             SECTION 1.     GRANT OF OPTION.

                       (a) Option. On the terms and conditions stated below, the Company hereby grants to the Optionee the option to purchase 225,000 Common Shares for the sum of $19.625 per Common Share (the "Exercise price"), which is agreed to be 100% of the Fair Market Value thereof on the Date of Grant. The number of Common Shares subject to this Option and the Exercise Price shall be subject to adjustment under certain limited circumstances as provided in Article 10 of the Plan.

                       (b) 1992 Stock Incentive Plan. This Option is granted pursuant to the Plan, the provisions of which are incorporated into this Agreement by reference, and a copy of which is available upon request at no charge to the Optionee from the Office of the Corporate Secretary of the Company.
             In the event of any inconsistency between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall prevail.



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                       (c)  Tax Treatment.  This Option is not intended to
             qualify as an incentive stock option described in Section 422(b) of the Code.

                       (d) Expiration Date. Notwithstanding any other provision contained herein, this Option shall expire not later than September 15, 2000.


             SECTION 2.     NO TRANSFER OR ASSIGNMENT OF OPTION.

                       Except as otherwise provided in this Agreement or
             as permitted by the Plan, this Option, and any interest therein, shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process.


             SECTION 3.     RIGHT TO EXERCISE OPTION.

                       (a) Vesting. This Option shall become exercisable by the Optionee with respect to the total number of Common Shares subject to this Option as set forth under Section 1(a) above (the "Total Award Common Shares") on the following vesting schedule (check only one box), subject to the continued employment of the Optionee by the Company or its subsidiaries on each date either set forth below or determined with reference to the Date of Grant:

                  [ ] 100% of the Total Award Common Shares immediately as of the Date of Grant.

                  [ ]  On the schedule attached hereto as Exhibit A.

                  [X] In annual increments of twenty-five percent (25%) of the Total Award Common Shares beginning on the first anniversary of the Date of Grant, such that
                       (i) no portion of this Option will be exercisable prior to such first anniversary of the Date of Grant; (ii) upon and after such first anniversary of the Date of Grant, the Optionee may purchase up to twenty-five percent (25%) of the Total Award Common Shares; (iii) upon the second, third and fourth anniversaries of the Date of Grant, respectively, the Optionee may purchase an additional twenty-five percent (25%) of the Total Award Common Shares, so that this Option shall become fully exercisable, subject to the Optionee's continued employment with the Company or its subsidiaries, on the fourth anniversary of the Date of Grant.



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                       (b)  Minimum Number of Shares.  This Option shall
             be exercisable for at least 100 Common Shares (without regard to adjustments to the number of Common Shares subject to this Option pursuant to Article 10 of the Plan) or, if less, all of the remaining Common Shares subject to this Option.


             SECTION 4.     EXERCISE OF OPTION.

                       (a) Notice of Exercise. The Optionee or the Optionee's representative may exercise this Option by giving written notice to the Office of the Corporate Secretary of the Company pursuant to Section 9(d). The notice shall specify the election to exercise this Option, the date of exercise, the number of Common Shares for which it is being exercised and the form of payment. The notice shall be signed by the person or persons exercising this Option. In the event that this Option is being exercised by the representative of the Optionee, the notice shall be accompanied by proof satisfactory to the Company of the representative's right to exercise this Option. The Purchase Price shall be paid in a form that conforms to Sections 6.1 through 6.3 of the Plan at the time such notice is given.

                       (b) Issuance of Shares. After receiving a proper notice of exercise, the Company shall cause to be issued a certificate or certificates for the Common Shares as to which this Option has been exercised, registered in the name of the person exercising this Option. The Company shall cause such certificate or certificates to be delivered to or upon the order of the person exercising this Option.


             SECTION 5.     TERM.

                       (a) Basic Term. This Option shall in any event expire on the date specified in Section 1(d).

                       (b)  Termination of Employment.  Upon the
             Optionee's termination of employment with the Company and its subsidiaries for any reason, whether as a result of death, Permanent Disability or any other involuntary or voluntary event of termination (including a termination as may be provided for or determined under an employment contract, if any, entered into between the Company or its subsidiary and the Optionee) (each, a "Termination Event"), no unvested portion of the Total Award Common Shares thereafter shall vest or become exercisable. With respect to the vested or exercisable portion of the Total Award Common Shares as of the date of such a Termination Event, this Option shall expire on the earlier of the expiration date specified in
             Section 1(d) or the first (1st) anniversary of the date of



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             such a Termination Event, provided that if as of the date of such a Termination Event the Optionee has been continuously employed by the Company or any of its subsidiaries for at least seven (7) years, then this Option shall expire on the earlier of the expiration date specified in Section 1(d) or the second (2nd) anniversary of the date of such a Termination Event.


             SECTION 6.     LEGALITY OF INITIAL ISSUANCE.

                       No Common Shares shall be issued upon the exercise
             of this Option unless and until the Company has determined that:

                       (a) A registration statement for the Common Shares is effective under the Securities Act or an exemption from the registration requirements thereof has been perfected;

                       (b) Any applicable listing requirement of any stock exchange on which Common Shares are listed has been satisfied; and

                       (c) Any other applicable provisions of state or federal law have been satisfied.


             SECTION 7.     NO REGISTRATION RIGHTS.

                       The Company may, but shall not be obligated to,
             register or qualify the Common Shares for resale or other disposition by the Optionee under the Securities Act or any other applicable law.


             SECTION 8.     RESTRICTIONS ON TRANSFER OF SHARES.

                       (a) Restrictions. Regardless of whether the offering and sale of Common Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge or other transfer of such Common Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state or any other law.

                       (b) Investment Intent at Exercise. If the Common Shares under the Plan are not registered under the Securities Act but an exemption is available which requires an



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             investment representation or other representation, the
             Optionee shall represent and agree at the time of exercise that the Common Shares being acquired upon exercising this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

                       (c) Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 8 shall be conclusive and binding on the Optionee and all other persons.


             SECTION 9.     MISCELLANEOUS PROVISIONS.

                       (a) Withholding Taxes. To the extent required by applicable federal, state, local or foreign law, the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of such payment or distribution. The Company shall not be required to make such payment or distribution until such obligations are satisfied.

                       (b) Rights as a Stockholder. Neither the Optionee nor the Optionee's representative shall have any rights as a stockholder with respect to any Common Shares subject to this Option until certificates for such Common Shares have been issued in the name of the Optionee or the Optionee's representative.

                       (c)  No Employment Rights.  Nothing in this
             Agreement shall be construed as giving the Optionee the right to be retained as an employee of the Company or its subsidiaries. The Company reserves the right to terminate the Optionee's employment at any time for any reason, subject to the Optionee's employment contract, if any.

                       (d) Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the appropriate postal service, by registered or certified mail with postage and fees prepaid and addressed to the party entitled to such notice at the address shown below such party's signature on this Agreement, or at such other address as such party may designate by ten (10) days' advance written notice to the other party to this Agreement. Notwithstanding the foregoing, no notice of exercise, as required by Section 4(a), shall be effective until actual receipt thereof by the Office of the Corporate Secretary of the Company.




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                       (e)  Entire Agreement.  This Agreement and the Plan
             constitute the entire agreement between the parties hereto with regard to the subject matter hereof.

                       (f) Choice of Plan. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.


             SECTION 10.    DEFINITIONS.

                       (a) Capitalized terms defined in the Plan shall have the same meaning when used in this Agreement.

                       (b) "Date of Grant" shall mean the date of this Agreement, which is the date first written above.

                       (c) "Permanent Disability" shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months or which can be expected to result in death.

                       (d) "Purchase Price" shall mean the Exercise Price multiplied by the number of Common Shares with respect to which this Option is being exercised.

                       (e) "Securities Act" shall mean the Securities Act of 1933, as amended.


                       IN WITNESS WHEREOF, the Company has caused this
             Agreement to be executed on its behalf by its officer duly authorized to act on behalf of the Committee, and the Optionee has personally executed this Agreement.

                                           THE CHARLES SCHWAB CORPORATION


                                           By:

                                           Its:

                                           Company's Address:

                                           101 Montgomery Street
                                           San Francisco, California 94104






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                                           OPTIONEE




                                           Charles Schwab

                                           Optionee's Address:

                                           [deleted]

                                           Optionee's Social Security
                                           Number:

                                           [deleted]






































             052394/f-420931:/W1/144806

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                                    SPOUSAL CONSENT

                       The undersigned ("Consenting Spouse") is the spouse
             of the Optionee, referred to in the attached Stock Option Agreement, and has read and understood the 1992 Stock Incentive Plan. The Consenting Spouse hereby consents to the Agreement and to the sale of the Shares, and agrees to cooperate in enabling his or her spouse to meet all obligations provided in the Stock Option Agreement. The Consenting Spouse is aware that by the provision of the Agreement, Optionee agrees to sell all of his or her Shares, including any community interest of the Consenting Spouse in the Shares, on the occurrence of certain events. The Consenting Spouse understands that the Company is relying upon this consent in entering into this Agreement and is not taking further steps to protect its interests.



             _____________________
             DATE                          Spouse


































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